2025 First Quarter Results Earnings Presentation

GCM GROSVENOR | 2 GCM Grosvenor Reports Q1 2025 Results CHICAGO, May 7, 2025 – GCM Grosvenor (Nasdaq: GCMG), a leading global alternative asset management solutions provider, today reported results for the first fiscal quarter ended March 31, 2025. Dividend GCM Grosvenor's Board of Directors approved a $0.11 per share dividend payable on June 16, 2025 to shareholders on record June 6, 2025. Conference Call Management will host a webcast and conference call at 10:00 a.m. ET today to discuss the company’s results. The conference call will also be available via public webcast from the Public Shareholders section of GCM Grosvenor’s website at www.gcmgrosvenor.com/public- shareholders and a replay will be available on the website soon after the call’s completion. To listen to the live broadcast, participants are encouraged to go to the site 15 minutes prior to the scheduled call time in order to register. The call can also be accessed by dialing (888) 394-8218 / (646) 828-8193 and using the passcode: 6031367. About GCM Grosvenor GCM Grosvenor (Nasdaq: GCMG) is a global alternative asset management solutions provider with approximately $82 billion in assets under management across private equity, infrastructure, real estate, credit, and absolute return investment strategies. The firm has specialized in alternatives for more than 50 years and is dedicated to delivering value for clients by leveraging its cross-asset class and flexible investment platform. GCM Grosvenor’s experienced team of approximately 550 professionals serves a global client base of institutional and individual investors. The firm is headquartered in Chicago, with offices in New York, Toronto, London, Frankfurt, Tokyo, Hong Kong, Seoul and Sydney. For more information, visit: www.gcmgrosvenor.com. “We had very strong results in the first quarter,” said Michael Sacks, Chairman and Chief Executive Officer of GCM Grosvenor. “We beat profitability expectations, enjoyed exceptional fundraising, our portfolio investment performance was solid, and, importantly, we made progress on strategic initiatives.”

GCM GROSVENOR | 3 THIS PRESENTATION CONTAINS CERTAIN FORWARD- LOOKING STATEMENTS within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected future performance of GCM Grosvenor’s business. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward- looking statements in this presentation, including without limitation, the historical performance of GCM Grosvenor's funds may not be indicative of GCM Grosvenor's future results; risks related to redemptions and termination of engagements; the variable nature of GCM Grosvenor's revenues; competition in GCM Grosvenor's industry; effects of government regulation or compliance failures; market, geopolitical and economic conditions; identification and availability of suitable investment opportunities; risks relating to our internal control over financial reporting; and risks related to the performance of GCM Grosvenor's investments. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” sections of the Annual Report on Form 10-K filed by GCM Grosvenor Inc. on February 20, 2025 and its other filings with the U.S. Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward- looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and GCM Grosvenor assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Forward Looking Statements Media Contacts Tom Johnson and Abigail Ruck H/Advisors Abernathy tom.johnson@h-advisors.global/ abigail.ruck@h-advisors.global 212-371-5999 Public Shareholders Contact Stacie Selinger Head of Investor Relations sselinger@gcmlp.com 312-506-6583

First Quarter 2025 Results

- **Raised $2.9 billion of new capital** in the first quarter 2025, an **increase of 77%** compared to prior year QTD
    - **Raised $8.4 billion** over the last twelve months, an **increase of 46%** compared to the prior year twelve-month period
- Announced **strategic partnership in Japan** to expand private markets offerings
    - Targeting $1.5 billion of incremental capital by 2030 through non-exclusive partnership
    - Following quarter end, our Japanese partner purchased approximately 3.8 million shares of Class A stock at $13.32 per share, for $50 million of gross proceeds
- Announced **launch of Grove Lane Partners,** a strategic joint venture to establish a premier individual investor distribution platform

$bn	MARCH 31, 2024	MARCH 31, 2025	% CHANGE VS Q1 24
AUM	$ 78.8	$ 82.0	4 %
FPAUM	63.2	66.4	5 %
Private Markets FPAUM	40.8	44.4	9 %
Absolute Return Strategies FPAUM	22.4	22.0	(2)%
CNYFPAUM[1]	7.1	8.2	16 %

$mm	Three Months Ended March 31, 2025	% CHANGE VS Q1 24
GAAP Revenue	$ 125.8	16 %
GAAP net income attributable to GCM Grosvenor Inc.	0.5	(78)%
Earnings (loss) per share of Class A common stock - Diluted	(0.02)	(85)%
Fee-Related Revenue[2]	106.2	12 %
Private Markets Management Fees[2]	66.9	20 %
Absolute Return Strategies Management Fees[2]	37.8	4 %
Fee-Related Earnings	46.7	22 %
Adjusted EBITDA[3]	53.4	26 %
Adjusted Net Income[3 4]	35.3	30 %
Adjusted Net Income Per Share - Diluted	0.18	29 %

1-4. See Notes towards the end of the document.

GCM GROSVENOR | 4

GCM GROSVENOR | 5 Adjusted Earnings Fee-Related Earnings (mm) Adjusted EBITDA (mm) Adjusted Net Income (mm) Longer-Term Trends $91.0 $148.8 91.0 148.8 2020 LTM $95.1 $174.9 2020 LTM $147.0 $224.9 2020 LTM 53% 64% 84% $27.2 $35.3 27.2 35.3 Q1 2024 Q1 2025 $38.1 $46.7 Q1 2024 Q1 2025 $42.4 $53.4 Q1 2024 Q1 2025 26% 30% 22%

GCM GROSVENOR | 6 Growth in Key Business Drivers December 31, 2020 March 31, 2025 Growing Earnings Power $62bn $82bn AUM Private Markets Growing as a Percentage 54% 67% Private Markets % of FPAUM Shifting Towards Direct- Oriented Strategies 39% 53% Direct-Oriented Strategies % of Private Markets AUM Operating Leverage in Business 31% 43% LTM FRE Margin Carried Interest Earnings Potential Increasing $133mm $415mm Firm Share of Unrealized Carried Interest Balance

Key Long-Term Growth Drivers

1. Scaling Core Capabilities

Client Retention & Compound Capital

Approximately **90%** Private Markets Re-Up Rate[7]

Opportunity to Grow Absolute Return Strategies FPAUM From Compounding

Expand Client Relationships

50%+

Of top clients are invested in more than 1 vertical[8]

Scale Specialized Funds

+68%

Specialized Fund AUM growth since end of 2020

2. Planting Seeds for Future Growth[9]

Individual Investor

$3.5bn

Raised in individual investor channel since 2020

Real Assets

$16bn

Raised for real assets since 2020

Direct-Oriented Strategies

$19bn

Raised for direct-oriented strategies since 2020

3. Growing Earnings Quality and Power

Business Shifting Towards Private Markets

67%

Private Markets % of FPAUM

Margin Expansion

~1,200bps

Q1'25 LTM vs. Q4'20 YTD FRE margin expansion

Growth in Incentive Fee Opportunity

$865mm Unrealized carried interest balance[5]

$31mm Run-rate annual performance fees[6]

5-9. See Notes towards the end of the document.

GCM GROSVENOR | 7

GCM GROSVENOR | 8 54 Years of Alternative Asset Management Investing Real Estate $6.3bn Absolute Return $23.4bn Private Equity $30.5bn Sustainable / Impact $28.1bn12 Alternative Credit $14.5bn12 Infrastructure $16.0bn 10-12. See Notes towards the end of the document. $82bn AUM11 1971 71% 552 186 First year in business of AUM in customized separate accounts Employees10 Investment professionals10 SEEDING/ STAKES DIRECT PRIMARY SECONDARY CO-INVEST

GCM GROSVENOR | 9 Growing and Diversifying AUM and Earnings Power $61.9 $72.1 $73.7 $76.9 $80.1 $82.0 $4.7 $6.2 $5.0 $5.1 $5.8 $5.8 $25.2 $26.6 $23.0 $22.4 $23.3 $23.4 $9.2 $13.1 $16.6 $20.0 $20.6 $22.3 $22.8 $26.2 $29.1 $29.4 $30.4 $30.5 Private Equity Real Assets Absolute Return Strategies Other Q4 2020 Q4 2021 Q4 2022 Q4 2023 Q4 2024 Q1 2025 7% Private Equity CAGR (2)% Absolute Return Strategies CAGR 23% Real Assets CAGR AUM by Strategy (bn) 13. Other includes alternative credit and opportunistic strategies and is included in private markets CAGR. 7% CAGR 12% Private Markets CAGR 13 13

GCM GROSVENOR | 10 Diversified Fundraising Drives Stability & Growth $7.0 $9.4 $7.8 $5.1 $7.1 $8.4 $1.4 $1.0 $0.5 $0.2 $1.9 $1.6 $1.4 $1.9 $0.5 $0.5 $1.3 $1.1 $0.9 $1.6 $0.9 $0.3 $0.5 $1.2 $3.5 $2.1 $2.7 $1.2 $2.5 $3.0 $2.1 $3.1 $0.8 $2.4 $2.7 Private Equity Infrastructure Real Estate Absolute Return Strategies Alternative Credit and Other 2020 2021 2022 2023 2024 LTM 14. Other includes opportunistic strategies. 60% Pensions 3% Corporation 11% Government/Sovereign Entity 8% Individual Investor 7% Financial Institutions 8% Insurance 3% Other 58% Americas 20% EMEA 22% APAC LTM Fundraising LTM Fundraising 14 Diversified by Strategy Diversified by Channel Diversified by Geography (bn) $2.9bn Q1 2025 Fundraising

GCM GROSVENOR | 11 $3,879 $4,808 $5,234 $7,402 $8,758 $9,816 $11,682 $12,293 $2,232 $2,129 $1,858 $2,206 $1,402 $965 $778 $723 CIS (Diversified Infrastructure) MAC (Opportunistic) GSF (PE Secondaries) IAF (Infrastructure) GCF (PE Co-Investments) Advance (PE Diversified) Elevate (PE Seeding) Private Credit funds 2018 2019 2020 2021 2022 2023 2024 Through Q1 2025 Scaling and expanding private market specialized fund franchises Cumulative selected private market specialized fund closings (mm) Private Markets Specialized Fund Franchises Funds currently in market Name Asset Class Investment Implementation Private Credit funds Private credit Co-investments, Secondaries, Primary Advance Fund II (Advance II) Private equity Co-investments, Secondaries, Primary 15 15. See Notes towards the end of the document.

GCM GROSVENOR | 12 $150.0 $175.4 $197.3 $214.3 $238.5 $249.9 2020 2021 2022 2023 2024 LTM 2. See Notes towards the end of the document. 13% CAGR Growing Private Markets Business Private Markets Management Fees2 (mm) 67% Private Markets % of Total FPAUM $59bn Private Markets Total AUM $33bn Private Markets Fundraising since 2020

GCM GROSVENOR | 13 133 374 415 262 402 450 Firm Share of Carried Interest Non-Firm Share of Carried Interest 5. See Notes towards the end of the document. Unrealized carried interest at net asset value as of Q1 2025 142 programs with unrealized carried interest Unrealized Carried Interest by Vintage Year (mm)5 $ million 48% Firm Share 34% Firm Share Gr wing Carried Interest Earnings Power Total carried interest continues to experience strong growth, and the firm is keeping a larger share of that carry Unrealized carried interest bridge (mm) $100 $130 $635 22 56 337 78 74 298 Firm Share of Carried Interest by Vintage Year 2013 or Earlier 2014-2016 2017+ 43% Firm Share 53% Firm Share 22% Firm Share Q4 2020 Additions Realizations Q1 2025 $395 ($306) (92) (214) +$776 $865

GCM GROSVENOR | 14 $395 $788 $789 $776 $836 $865 Gross Unrealized Carried Interest $111.7 $173.9 $75.2 $64.9 $106.2 $111.2 $52.8 $52.0 $2.6 $15.3 $55.3 $53.2 $58.9 $121.9 $72.6 $49.6 $50.9 $58.0 Performance Fees Carried Interest 2020 2021 2022 2023 2024 LTM Significant Embedded Value From Incentive Fees Unrealized Carried Interest vs Gross Incentive Fees (mm) 5-6. See Notes towards the end of the document. Note: Gross Incentive fees for the three months ended March 31, 2025 are not a meaningful comparison given the general annual nature of performance fees. 2024202320222021 2020 Incentive Fee Revenue has Been Muted Despite Growth in Unrealized Carry... ...and Incentive Fee Earnings Power is Growing with Shift Towards Direct-Oriented Strategies 5 AUM Subject to Incentive Fees (bn) $39.9 $49.9 $52.2 $56.1 $58.5 $59.8 $14.4 $14.5 $12.4 $12.8 $13.8 $13.9 $25.5 $35.4 $39.8 $43.3 $44.7 $45.9 AUM Subject to Performance Fees AUM Subject to Carried Interest 2020 2021 2022 2023 2024 Q1 2025 +10% CAGR $31mm Run-rate annual performance fees6 15% AUM Subject to Carried Interest CAGR Q1 2025

Other Key Items

- **$82 million remained in the approved share and warrant repurchase program** as of March 31, 2025. GCM Grosvenor was deemed to have repurchased $0.3 million of Class A common stock during the quarter ended March 31, 2025.
  - In April and May 2025, GCM Grosvenor was deemed to have repurchased $19 million of Class A common stock. **$63 million remained in the approved share and warrant repurchase program as of May 1, 2025.**
- GCM Grosvenor's Board of Directors approved a **$0.11 per share dividend** payable on June 16, 2025 to shareholders on record June 6, 2025.
- Subsequent to quarter end, GCM Grosvenor announced a strategic partnership in Japan to expand private markets offerings.
  - **Our Japanese partner purchased approximately 3.8 million shares of Class A stock at $13.32 per share**, for $50 million of gross proceeds.

KEY CASH, INVESTMENT AND DEBT METRICS AS OF 3/31/25 ($mm)		
Cash and Cash Equivalents[16]	$	94
Investments[17]		210
Cash and Investments		**304**
Unrealized Carried Interest[17]		415
Cash, Investments and Unrealized Carried Interest[17]		719
Debt[18]		435
Drawn Revolving Credit Facility ($50 million available)		0

SUMMARY OF OWNERSHIP AS OF 3/31/25 (mm)	Shares	%
Management Owned Shares	144.2	76 %
Publicly Traded Shares	45.2	24 %
Total Shares	**189.4**	**100 %**
Warrants Outstanding[19]	17.4	

16. Reflects GAAP cash including $9 million of cash held at consolidated carry plan entities.
17. Represents firm share of Net Asset Value as of March 31, 2025.
18. Debt principal at pricing of Term SOFR + 225bps as of March 31, 2025, subject to a Term SOFR floor of 50bps.
19. Warrants strike at $11.50 and are subject to early redemption or exercise at $18.00 per share.

GCM GROSVENOR | 15

GCM GROSVENOR | 16 Supplemental Information

GCM GROSVENOR | 17 $000, EXCEPT PER SHARE AMOUNTS AND WHERE OTHERWISE NOTED THREE MONTHS ENDED MAR 31, 2024 MAR 31, 2025 Revenues Management fees $ 95,885 $ 109,315 Incentive fees 10,118 15,068 Other operating income 2,863 1,463 Total operating revenues 108,866 125,846 Expenses Employee compensation and benefits 99,647 82,240 General, administrative and other 25,179 28,276 Total operating expenses 124,826 110,516 Operating income (loss) (15,960) 15,330 Investment income 5,677 764 Interest expense (5,923) (5,663) Other income 553 846 Change in fair value of warrant liabilities (2,144) (8,776) Net other expense (1,837) (12,829) Income (loss) before income taxes (17,797) 2,501 Provision for income taxes 1,110 3,591 Net loss (18,907) (1,090) Less: Net income attributable to noncontrolling interests in subsidiaries 1,302 175 Less: Net loss attributable to noncontrolling interests in GCMH (22,333) (1,728) Net income attributable to GCM Grosvenor Inc. $ 2,124 $ 463 Earnings (loss) per share of Class A common stock: Basic $ 0.05 $ 0.01 Diluted $ (0.13) $ (0.02) Weighted average shares of Class A common stock outstanding: Basic (in millions) 43.7 45.6 Diluted (in millions) 187.9 189.9 GAAP Statements of Income

GCM GROSVENOR | 18 2-4, 20-23. See Notes towards the end of the document. $000, except per share amounts and where otherwise noted THREE MONTHS ENDED ADJUSTED EBITDA MAR 31, 2024 MAR 31, 2025 Revenues Private markets strategies2 $ 55,577 $ 66,925 Absolute return strategies2 36,375 37,775 Management fees, net 91,952 104,700 Administrative fees and other operating income 2,863 1,463 Fee-Related Revenue2 94,815 106,163 Less: Cash-based employee compensation and benefits, net20 (36,987) (38,097) General, administrative and other, net21 (19,704) (21,409) Fee-Related Earnings 38,124 46,657 Fee-Related Earnings Margin 40% 44 % Incentive fees: Performance fees 5,987 3,818 Carried interest 4,131 11,250 Incentive fee related compensation and NCI: Cash-based incentive fee related compensation (4,189) (5,158) Carried interest compensation, net22 (2,551) (6,019) Carried interest attributable to noncontrolling interests (585) (452) Realized investment income, net of amount attributable to noncontrolling interests in subsidiaries23 591 1,753 Interest income 579 880 Other income (26) (34) Depreciation 305 681 Adjusted EBITDA 42,366 53,376 Adjusted EBITDA Margin 40% 44 % ADJUSTED NET INCOME PER SHARE Adjusted EBITDA 42,366 53,376 Depreciation (305) (681) Interest expense (5,923) (5,663) Adjusted Pre-Tax Income 36,138 47,032 Adjusted income taxes4 (8,926) (11,758) Adjusted Net Income 27,212 35,274 Adjusted shares outstanding (in millions) 190.2 194.9 Adjusted Net Income per Share - diluted $ 0.14 $ 0.18 Summary of Non-GAAP Financial Measures3

GCM GROSVENOR | 19 $000, except per share amounts and where otherwise noted DEC 31, 2024 MAR 31, 2025 Assets Cash and cash equivalents $ 89,454 $ 94,499 Management fees receivable 28,387 28,702 Incentive fees receivable 58,346 22,955 Due from related parties 12,681 11,262 Investments 257,807 255,206 Premises and equipment, net 22,683 23,247 Lease right-of-use assets 41,146 40,379 Intangible assets, net 1,314 985 Goodwill 28,959 28,959 Deferred tax assets, net 51,160 51,002 Other assets 20,794 22,622 Total assets 612,731 579,818 Liabilities and Equity (Deficit)   Accrued compensation and employee related obligations 112,519 64,354 Debt 432,039 431,136 Payable to related parties pursuant to the tax receivable agreement 51,429 51,437 Lease liabilities 53,876 52,878 Warrant liabilities 22,510 30,667 Accrued expenses and other liabilities 30,697 39,020 Total liabilities 703,070 669,492 Commitments and contingencies   Preferred stock, $0.0001 par value, 100,000,000 shares authorized, none issued — — Class A common stock, $0.0001 par value, 700,000,000 authorized; 44,899,246 and 45,233,791 issued and outstanding as of December 31, 2024 and March 31, 2025, respectively 4 4 Class B common stock, $0.0001 par value, 500,000,000 authorized, none issued — — Class C common stock, $0.0001 par value, 300,000,000 authorized; 144,235,246 issued and outstanding as of each of December 31, 2024 and March 31, 2025 14 14 Additional paid-in capital 5,752 11,786 Accumulated other comprehensive income 1,650 554 Retained earnings (35,040) (40,683) Total GCM Grosvenor Inc. deficit (27,620) (28,325) Noncontrolling interests in subsidiaries 52,233 47,480 Noncontrolling interests in GCMH (114,952) (108,829) Total deficit (90,339) (89,674) Total liabilities and equity (deficit) $ 612,731 $ 579,818 GAAP Balance Sheets

GCM GROSVENOR | 20 $000 THREE MONTHS ENDED MAR 31, 2024 DEC 31, 2024 MAR 31, 2025 Fee-Related Earnings Compensation Cash-based employee compensation and benefits, net20 $ 36,987 $ 34,966 $ 38,097 Incentive Fee Related Compensation Cash-based incentive fee related compensation 4,189 20,478 5,158 Carried interest compensation, net22 2,551 10,084 6,019 Non-cash carried interest compensation and other (9) (1,074) (694) Equity-Based Compensation Equity-based compensation 25,470 13,445 20,301 Other Compensation Partnership interest-based compensation 30,002 17,043 12,225 Severance 286 257 1,104 Other compensation, net 171 118 30 GAAP employee compensation and benefits $ 99,647 $ 95,317 $ 82,240 20, 22. See Notes towards the end of the document. Components of GAAP Employee Compensation and Benefits

GCM GROSVENOR | 21 $000 THREE MONTHS ENDED NET INCENTIVE FEES ATTRIBUTED TO GCM GROSVENOR MAR 31, 2024 DEC 31, 2024 MAR 31, 2025 Incentive fees: Performance fees $ 5,987 $ 42,245 $ 3,818 Carried interest 4,131 14,533 11,250 Total Incentive Fees $ 10,118 $ 56,778 $ 15,068 Less incentive fees contractually owed to others:     Cash carried interest compensation (2,542) (9,010) (5,325) Non-cash carried interest compensation and other (9) (1,074) (694) Carried interest attributable to other noncontrolling interest holders (585) (1,403) (452) Firm share of incentive fees 6,982 45,291 8,597 Less: Cash-based incentive fee related compensation (4,189) (20,478) (5,158) Net incentive fees attributable to GCM Grosvenor $ 2,793 $ 24,813 $ 3,439 Reconciliation to Non-GAAP Metrics

GCM GROSVENOR | 22 $000 THREE MONTHS ENDED ADJUSTED PRE-TAX INCOME & ADJUSTED NET INCOME MAR 31, 2024 DEC 31, 2024 MAR 31, 2025 Net income attributable to GCM Grosvenor Inc. $ 2,124 $ 7,615 $ 463 Plus:     Net income (loss) attributable to noncontrolling interests in GCMH (22,333) 21,352 (1,728) Provision for income taxes 1,110 6,016 3,591 Change in fair value of warrant liabilities 2,144 6,789 8,776 Amortization expense 328 328 328 Severance 286 257 1,104 Transaction expenses24 56 1,637 1,454 Changes in tax receivable agreement liability and other25 1,003 852 51 Partnership interest-based compensation 30,002 17,043 12,225 Equity-based compensation 25,470 13,445 20,301 Other non-cash compensation 171 118 184 Less:     Unrealized investment (income) loss, net of noncontrolling interests (4,214) (3,609) 977 Non-cash carried interest compensation and other (9) (1,074) (694) Adjusted Pre-Tax Income 36,138 70,769 47,032 Less:     Adjusted income taxes4 (8,926) (18,043) (11,758) Adjusted Net Income $ 27,212 $ 52,726 $ 35,274 4, 24-25. See Notes towards the end of the document. Reconciliation to Non-GAAP Metrics

Reconciliation to Non-GAAP Metrics

$000		THREE MONTHS ENDED	
ADJUSTED EBITDA	MAR 31, 2024	DEC 31, 2024	MAR 31, 2025
Adjusted Net Income	**$ 27,212**	**$ 52,726**	**$ 35,274**
Plus:			
Adjusted income taxes[4]	8,926	18,043	11,758
Depreciation expense	305	670	681
Interest expense	5,923	6,185	5,663
Adjusted EBITDA	**$ 42,366**	**$ 77,624**	**$ 53,376**
FEE-RELATED EARNINGS			
Adjusted EBITDA	**$ 42,366**	**$ 77,624**	**$ 53,376**
Less:			
Incentive fees	(10,118)	(56,778)	(15,068)
Depreciation expense	(305)	(670)	(681)
Other non-operating income	(553)	(720)	(846)
Realized investment income, net of amount attributable to noncontrolling interests in subsidiaries[23]	(591)	(2,271)	(1,753)
Plus:			
Incentive fee-related compensation	6,740	30,562	11,177
Carried interest attributable to other noncontrolling interest holders	585	1,403	452
Fee-Related Earnings	**$ 38,124**	**$ 49,150**	**$ 46,657**
FEE-RELATED REVENUE			
Total Operating Revenues	**$ 108,866**	**$ 165,261**	**$ 125,846**
Less:			
Incentive fees	(10,118)	(56,778)	(15,068)
Fund reimbursement revenue, net	(3,933)	(3,942)	(4,528)
Other adjustments[26]	—	—	(87)
Fee-Related Revenue	**$ 94,815**	**$ 104,541**	**$ 106,163**

4, 23, 26. See Notes towards the end of the document.

GCM GROSVENOR | 23

GCM GROSVENOR | 24 $000, except per share amounts and where otherwise noted THREE MONTHS ENDED ADJUSTED NET INCOME PER SHARE MAR 31, 2024 DEC 31, 2024 MAR 31, 2025 Adjusted Net Income $ 27,212 $ 52,726 $ 35,274 Weighted-average shares of Class A common stock outstanding - basic (in millions) 43.7 45.2 45.6 Exchange of partnership units (in millions) 144.2 144.2 144.2 Assumed vesting of RSUs - incremental shares under the treasury stock method (in millions) — 2.0 — Weighted-average shares of Class A common stock outstanding - diluted (in millions) 187.9 191.4 189.9 Effect of dilutive warrants, if antidilutive for GAAP (in millions) — 0.5 2.5 Effect of RSUs, if antidilutive for GAAP (in millions) 2.3 — 2.6 Adjusted shares - diluted (in millions) 190.2 191.9 194.9   Adjusted Net Income Per Share - diluted $ 0.14 $ 0.27 $ 0.18 Note: Amounts may not foot due to rounding. Reconciliation to Adjusted Net Income Per Share

GCM GROSVENOR | 25 $mm PRIVATE MARKET STRATEGIES ABSOLUTE RETURN STRATEGIES TOTAL FPAUM CONTRACTED NOT YET FPAUM TOTAL AUM Fee-Paying AUM Beginning of Period (January 1, 2025) $ 42,717 $ 22,048 $ 64,765 $ 8,202   $ 80,077 Contributions from CNYFPAUM 1,134 7 1,141   Contributions from New Capital Raised 1,231 320 1,551   Withdrawals (27) (376) (403)   Distributions (515) (9) (524)   Change in Market Value 28 (23) 5   Foreign Exchange and Other (170) 34 (136)   End of Period Balance (March 31, 2025) $ 44,398 $ 22,001 $ 66,399 $ 8,239   $ 81,955 % Change 4% 0% 3% $ 0%   2 % Three Months Ended March 31, 2025 Change in FPAUM and AUM

Management Fee Detail[2]

$000	THREE MONTHS ENDED		
MANAGEMENT FEES	MAR 31, 2024	DEC 31, 2024	MAR 31, 2025
Private Markets			
Specialized Funds	$ 21,001	$ 31,175	$ 32,078
Average Fee Rate[27]	*0.77 %*	*0.83 %*	*0.82 %*
Customized Separate Accounts	34,576	35,083	34,847
Average Fee Rate	*0.46 %*	*0.45 %*	*0.45 %*
Private Markets Management Fees	**55,577**	**66,258**	**66,925**
Average Fee Rate - Private Markets[27]	*0.55 %*	*0.56 %*	*0.55 %*
Absolute Return Strategies Management Fees	**36,375**	**37,183**	**37,775**
Average Fee Rate - Absolute Return Strategies (Management Fee Only)	*0.66 %*	*0.68 %*	*0.69 %*
Average Fee Rate - Absolute Return Strategies (Actual Management Fee + Run Rate Performance Fee at End of Period)[28]	*0.78 %*	*0.81 %*	*0.81 %*

2. See Notes towards the end of the document..
27. Average fee rate excludes effect of catch-up management fees and temporary fund reimbursements.
28. The run rate on annual performance fees reflects potential annual performance fees generated by performance fee-eligible AUM before any loss carryforwards, if applicable, at an 8% gross return for both multi-strategy and credit strategies, and a 10% gross return for specialized opportunity strategies, and before cash-based incentive fee related compensation. The metric is calculated as the actual management fees during the period, plus the run rate performance fee from the end of the period, divided by the average fee-paying AUM over the period.

GCM GROSVENOR | 26

Private Markets Strategies Performance Metrics

Realized and Partially Realized Investments ($mm)

STRATEGY		COMMITMENTS	CONTRIBUTIONS	DISTRIBUTION	CURRENT VALUE	INVESTMENT NET TVPI	INVESTMENT NET IRR	PME IRR	PME INDEX
Private Equity									
Primary Fund Investments[29]	$	14,354 $	15,706 $	26,309 $	2,208	1.82	13.4 %	10.0 %	S&P 500
Secondary Investments[30]		585	519	725	184	1.75	18.2 %	12.0 %	S&P 500
Co-Investments/Direct Investments[31]		4,011	3,799	6,306	1,598	2.08	20.7 %	15.0 %	S&P 500
Infrastructure[32]									
Primary Fund Investments[32]		331	360	493	146	1.78	12.2 %	6.5 %	MSCI World Infrastructure
Direct-Oriented Investments[32]		2,785	2,731	3,938	929	1.78	14.5 %	6.4 %	MSCI World Infrastructure
Real Estate[33]		818	836	1,087	67	1.38	14.1 %	10.1 %	FNERTR Index

Note: Returns for each strategy are presented from the date the firm established a dedicated team focused on such strategy through December 31, 2024. Investment net returns are net of investment-related fees and expenses, including fees paid to underlying managers, but do not reflect management fees, incentive compensation, or carried interest to GCM Grosvenor or any expenses of any account or vehicle GCM Grosvenor manages. Data does not include investments that were transferred at the request of investors prior to liquidation and are no longer managed by GCM Grosvenor. Past performance is not necessarily indicative of future results.

29-33. See Notes towards the end of the document.

GCM GROSVENOR | 27

Private Markets Strategies Performance Metrics

All Investments ($mm)

STRATEGY	COMMITMENTS	CONTRIBUTIONS	DISTRIBUTION	CURRENT VALUE	INVESTMENT NET TVPI	INVESTMENT NET IRR	PME IRR	PME INDEX
Private Equity								
Primary Fund Investments[29]	$ 26,050	$ 24,716	$ 29,663	$ 10,520	1.63	12.5 %	11.1 %	S&P 500
Secondary Investments[30]	2,230	2,038	1,149	1,783	1.44	14.0 %	14.5 %	S&P 500
Co-Investments/Direct Investments[31]	8,458	7,930	6,611	7,097	1.73	16.9 %	14.9 %	S&P 500
Infrastructure[32]								
Primary Fund Investments[32]	4,193	3,055	1,162	2,680	1.26	8.5 %	7.2 %	MSCI World Infrastructure
Direct-Oriented Investments[32]	7,732	7,055	4,554	5,491	1.42	11.5 %	6.8 %	MSCI World Infrastructure
Real Estate[33]	5,046	4,034	1,957	2,643	1.14	6.5 %	5.8 %	FNERTR Index
Multi-Asset Class Programs	3,406	3,426	2,166	2,520	1.37	13.5 %	N/A	N/A

Note: Returns for each strategy are presented from the date the firm established a dedicated team focused on such strategy through December 31, 2024. Investment net returns are net of investment-related fees and expenses, including fees paid to underlying managers, but do not reflect management fees, incentive compensation, or carried interest to GCM Grosvenor or any expenses of any account or vehicle GCM Grosvenor manages. Data does not include investments that were transferred at the request of investors prior to liquidation and are no longer managed by GCM Grosvenor. Past performance is not necessarily indicative of future results.

29-33. See Notes towards the end of the document.

GCM GROSVENOR | 28

GCM GROSVENOR | 29 AS OF MAR 31, 2025 THREE MONTHS ENDED ANNUALIZED RETURNS PERIODS ENDED MAR 31, 2025 Assets Under Management (bn) MAR 31, 2025 YEAR TO DATE ONE YEAR THREE YEAR FIVE YEAR SINCE INCEPTION Gross Net Gross Net Gross Net Gross Net Gross Net Gross Net Absolute Return Strategies (Overall) $ 23.4 0.3% 0.2% 0.3% 0.2% 8.0% 7.2% 6.5% 5.8% 8.4% 7.7% 6.9% 5.9 % GCMLP Diversified Multi- Strategy Composite $ 10.9 (0.2) % (0.3) % (0.2) % (0.3) % 8.9% 8.0% 7.5% 6.7% 9.2% 8.4% 7.9% 6.6 % Note: Absolute Return Strategies (Overall) is since 1996. GCMLP Diversified Multi-Strategy Composite is since 1993. Absolute Return Strategies Performance

Notes

Data in the presentation is as of March 31, 2025 unless otherwise noted.

1. Of the $8.2 billion CNYFPAUM as of March 31, 2025, approximately $2.7 billion is subject to an agreed upon fee ramp in schedule that will result in management fees being charged on approximately $0.7 billion of such amount in 2025, approximately $0.8 billion of such amount in 2026, and remaining approximately $1.2 billion in 2027 and beyond. With respect to approximately $5.5 billion of the $8.2 billion, management fees will be charged as such capital is invested, which will depend on a number of factors, including the availability of eligible investment opportunities.
2. Excludes fund reimbursement revenue, net and net revenue of noncontrolling interests in consolidated subsidiary.
3. Adjusted EBITDA and Adjusted Net Income per share are non-GAAP financial measures. See Appendix for the reconciliations of our non-GAAP financial measures to the most comparable GAAP metric.
4. Reflects a corporate and blended statutory tax rate of 24.7% and 25.0% applied to Adjusted Pre-Tax Income for the three months ended March 31, 2024 and 2025, respectively. The rate was adjusted from 24.7% to 25.0% in Q4 2024. The 24.7% and 25.0% are based on a federal statutory rate of 21.0% and a combined state, local and foreign rate net of federal benefits of 3.7% and 4.0%, respectively.
5. Represents consolidated view, including all NCI and compensation related awards.
6. Run-Rate Annual Performance Fees reflect the potential annual performance fees generated by performance fee-eligible AUM before any loss carryforwards, if applicable, at an 8% gross return for both multi-strategy and credit strategies, and a 10% gross return for specialized opportunity strategies, and before cash-based incentive fee related compensation. The majority of run-rate annual performance fees relate to ARS.
7. Re-up % for Private Markets customized separate accounts from January 1, 2018 through March 31, 2025.
8. Based on 50 largest clients by AUM as of March 31, 2025.
9. Fundraising from December 31, 2020 through March 31, 2025.
10. Employee data as of April 1, 2024. Individuals with dual responsibilities are counted only once.
11. AUM as of March 31, 2025.
12. Sustainable / Impact and Alternative Credit Investments overlap with investments in other strategies.
15. Cumulative selected private market specialized fund closings from 2009 to 2018.
20. Excludes severance expenses of $0.3 million, $0.3 million and $1.1 million for the three months ended March 31, 2024, December 31, 2024 and March 31, 2025, respectively.
21. General, administrative and other, net is comprised of the following:

$000	THREE MONTHS ENDED	
COMPONENTS OF GENERAL, ADMINISTRATIVE AND OTHER, NET	MAR 31, 2024	MAR 31, 2025
General, administrative and other	$ (25,179)	$ (28,276)
Plus:		
Transaction expenses	56	1,454
Fund reimbursement revenue	3,933	4,682
Amortization expense	328	328
Non-core items	1,158	403
Total general, administrative and other, net	$ (19,704)	$ (21,409)

GCM GROSVENOR | 30

GCM GROSVENOR | 31 22. Excludes the impact of non-cash carried interest compensation and other of $1.1 million and $0.7 million for the three months ended December 31, 2024 and March 31, 2025, respectively. The net non-cash carried interest compensation and other for the three months ended March 31, 2024 was de minimis. 23. Investment income or loss is generally realized when the Company redeems all or a portion of its investment or when the Company receives or is due cash, such as from dividends or distributions. 24. Represents expenses incurred related to contemplated corporate transactions. 25. Includes $0.9 million of office relocation costs for the three months ended March 31, 2024. 26. Represents net revenue of noncontrolling interests in consolidated subsidiary. 29. Reflects primary fund investments since 2000. Excludes certain private markets credit fund investments outside of private equity programs. 30. GCM Grosvenor established a dedicated private equity secondaries vertical in September 2014. Track record reflects all secondaries investments since the new vertical was formed. 31. GCM Grosvenor established a dedicated Private Equity Co-Investment Sub-Committee and adopted a more targeted, active co-investment strategy in December 2008. Track record reflects co-investments/direct investments made since 2009. 32. Reflects infrastructure investments since 2009, when we formalized our global approach and launched the first infrastructure specialized fund. Infrastructure investments exclude labor impact investments. 33. Reflects real estate investments since 2010. In 2010, GCM Grosvenor established a dedicated Real Estate team and adopted a more targeted, active real estate strategy. Notes (Continued)

GCM GROSVENOR | 32 Adjusted Net Income is a non-GAAP measure that we present on a pre-tax and after-tax basis to evaluate our profitability. Adjusted Pre-Tax Income represents net income attributable to GCM Grosvenor Inc. including (a) net income (loss) attributable to GCMH, excluding (b) provision (benefit) for income taxes, (c) changes in fair value of derivatives and warrant liabilities, (d) amortization expense, (e) partnership interest-based and non-cash compensation, (f) equity-based compensation, including cash-settled equity awards (as we view the cash settlement as a separate capital transaction), (g) unrealized investment income, (h) changes in tax receivable agreement liability, (i) certain other items that we believe are not indicative of our core performance, including charges related to corporate transactions, employee severance, office relocation costs and loss on extinguishment of debt. Adjusted Net Income represents Adjusted Pre-Tax Income fully taxed at each period's blended statutory tax rate. Adjusted Net Income Per Share is a non-GAAP measure that is calculated by dividing Adjusted Net Income by adjusted shares outstanding. Adjusted shares outstanding assumes the hypothetical full exchange of limited partnership interests in GCMH into Class A common stock of GCM Grosvenor Inc., the dilution from outstanding warrants for Class A common stock of GCM Grosvenor Inc. and the dilution from outstanding equity-based compensation. We believe adjusted net income per share is useful to investors because it enables them to better evaluate per-share performance across reporting periods. Adjusted EBITDA is a non-GAAP measure which represents Adjusted Net Income excluding (a) adjusted income taxes, (b) depreciation and amortization expense and (c) interest expense on our outstanding debt. Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of our total operating revenues, net of fund expense reimbursements. We believe Adjusted Pre-Tax Income, Adjusted Net Income and Adjusted EBITDA are useful to investors because they provide additional insight into the operating profitability of our core business across reporting periods. These measures (1) present a view of the economics of the underlying business as if GCMH Equityholders converted their interests to shares of Class A common stock and (2) adjust for certain non-cash and other activity in order to provide more comparable results of the core business across reporting periods. These measures are used by management in budgeting, forecasting and evaluating operating results. Fee-Related Revenue ("FRR") is a non-GAAP measure used to highlight revenues from recurring management fees and administrative fees. FRR represents total operating revenues less (a) incentive fees, (b) net revenue of noncontrolling interests in consolidated subsidiary and (c) fund reimbursement revenue, net. We believe FRR is useful to investors because it provides additional insight into our relatively stable management fee base separate from incentive fee revenues, which tend to have greater variability. Fee-Related Earnings (“FRE”) is a non-GAAP measure used to highlight earnings from recurring management fees and administrative fees. FRE represents Adjusted EBITDA further adjusted to exclude (a) incentive fees, (b) other non-operating income, (c) depreciation expense and (d) realized investment income, net of amount attributable to noncontrolling interests in subsidiaries, and to include (a) incentive fee-related compensation and (b) carried interest attributable to other noncontrolling interest holders, net. We believe FRE is useful to investors because it provides additional insights into the management fee driven operating profitability of our business. FRE Margin represents FRE as a percentage of our management fee and other operating revenue, net of fund expense reimbursements. Net Incentive Fees Attributable to GCM Grosvenor is a non-GAAP measure used to highlight fees earned from incentive fees that are attributable to GCM Grosvenor. Net incentive fees represent incentive fees excluding (a) incentive fees contractually owed to others and (b) cash-based incentive fee related compensation. Net incentive fees provide investors useful information regarding the amount that such fees contribute to the Company’s earnings and are used by management in making compensation and capital allocation decisions. Certain Definitions and Use of Non-GAAP Financials and Key Performance Indicators

GCM GROSVENOR | 33 Fee-Paying Assets Under Management (“FPAUM” or “Fee-Paying AUM") is a key performance indicator we use to measure the assets from which we earn management fees. Our FPAUM comprises the assets in our customized separate accounts and specialized funds from which we derive management fees. We classify customized separate account revenue as management fees if the client is charged an asset-based fee, which includes the vast majority of our discretionary AUM accounts. The FPAUM for our private market strategies typically represents committed, invested or scheduled capital during the investment period and invested capital following the expiration or termination of the investment period. Substantially all of our private markets strategies funds earn fees based on commitments or net invested capital, which are not affected by market appreciation or depreciation. Our FPAUM for our absolute return strategy is based on net asset value. Our calculations of FPAUM may differ from the calculations of other asset managers, and as a result, this measure may not be comparable to similar measures presented by other asset managers. Our definition of FPAUM is not based on any definition that is set forth in the agreements governing the customized separate accounts or specialized funds that we manage. Contracted, Not Yet Fee-Paying AUM (“CNYFPAUM”) represents limited partner commitments which are expected to be invested and begin charging fees over the ensuing five years. New Capital Raised is new limited partner commitments where fees are charged immediately at the initial commitment date. Assets Under Management (“AUM”) reflects the sum of (a) FPAUM, (b) CNYFPAUM and (c) other mark-to-market, insider capital and non-fee-paying assets under management. GCM Grosvenor refers to the combined accounts of (a) Grosvenor Capital Management Holdings, LLLP ("LLLP" or "GCMH"), an Delaware limited liability limited partnership, and its consolidated subsidiaries and (b) GCM, L.L.C., a Delaware limited liability company. GCM Grosvenor Inc. is a Delaware corporation listed on the Nasdaq under the symbol "GCMG" NM Not Meaningful LTM Last Twelve Months Certain Definitions and Use of Non-GAAP Financials and Key Performance Indicators (continued)

GCM GROSVENOR | 34 Non-GAAP Financial Measures The non-GAAP financial measures contained in this presentation are not GAAP measures of GCM Grosvenor’s financial performance or liquidity and should not be considered as alternatives to net income (loss) as a measure of financial performance or cash flows from operations as measures of liquidity, or any other performance measure derived in accordance with GAAP. A reconciliation of such non-GAAP measures to their most directly comparable GAAP measure is included elsewhere in this presentation. You are encouraged to evaluate each adjustment to non-GAAP financial measures and the reasons management considers it appropriate for supplemental analysis. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non- recurring items. In addition, these measures may not be comparable to similarly titled measures used by other companies in our industry or across different industries. This presentation includes certain projections of non-GAAP financial measures including fee-related earnings. Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these projected measures, together with some of the excluded information not being ascertainable or accessible, GCM Grosvenor is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable effort. Consequently, no disclosure of estimated comparable GAAP measures is included and no reconciliation of the forward looking non GAAP financial measures is included. Share Repurchase Plan Authorization GCMG’s Board of Directors previously authorized a share repurchase plan, which may be used to repurchase outstanding Class A common stock and warrants in open market transactions, in privately negotiated transactions including with employees or otherwise, as well as to retire (by cash settlement or the payment of tax withholding amounts upon net settlement) equity-based awards granted under the Company’s Amended and Restated 2020 Incentive Award Plan (or any successor equity plan thereto). The Company is not obligated under the terms of plan to repurchase any of its Class A common stock or warrants, and the size and timing of these repurchases will depend on legal requirements, price, market and economic conditions and other factors. The plan has no expiration date and the plan may be suspended or terminated by the Company at any time without prior notice. Any outstanding shares of Class A common stock and any warrants repurchased as part of this plan will be cancelled. As of March 31, 2025, the total share repurchase plan authorization is $190.0 million. Disclosures